SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                  July 16,2002
                Date of Report (Date Of Earliest Event Reported)

                            GOLDEN STATE BANCORP INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
                 (State Or Other Jurisdiction Of Incorporation)


        000-29654                              96-4642135
(Commission File Number)           (IRS Employer Identification No.)

                                 135 Main Street
                         San Francisco, California 94105

              (Address Of Principal Executive Offices) (Zip Code)

                                 (415) 904-1100
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
         (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

Golden State Bancorp Inc. has revised its second quarter 2002 earnings announced July 16, 2002. Second quarter earnings declined $3.4 million, or $0.02 per diluted share as a result of this revision, resulting in corrected net earnings for the quarter of $82.0 million, or $0.57 per diluted share, compared to the previously announced earnings of $85.4 million, or $0.59 per diluted share.

This revision is the result of a calculation error identified during a detailed review of the unrealized loss on derivative hedging instruments. Specifically, an incorrect interest rate was inadvertently input in evaluating a derivative security, which caused the security to be overvalued at quarter end. As a result, the pre-tax loss from FAS 133 hedging ineffectiveness increased from the reported $11.3 million to $17.0 million. The entire impact of this revision is reflected as part of loan servicing income. Corrected financial schedules are attached as Exhibit 99.1 and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

The following exhibits are filed as part of this report:

              Exhibit Number                  Description
             ----------------                -------------
                   99.1                      Financial schedules for the period
                                             ended June 30, 2002
















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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                            GOLDEN STATE BANCORP INC.


                                            By: /s/ James R. Eller, Jr.
                                                ----------------------------
                                            Name: James R. Eller, Jr.
                                            Title: Senior Vice President and
                                                   Secretary

Dated:  July 22, 2002

                                  Exhibit Index



            Exhibit Number                    Description
            --------------                    -----------
                 99.1                         Financial schedules for the period
                                              ended June 30, 2002